EXHIBIT 10.1

                          SJW CORP.

       AMENDED AND RESTATED DIRECTOR COMPENSATION AND
                EXPENSE REIMBURSEMENT POLICIES

             Approved by the Board: July 27, 2006

I.   DIRECTOR COMPENSATION.
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A.   ROLE OF THE EXECUTIVE COMPENSATION COMMITTEE.
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     The Board, through the Executive Compensation Committee,
will review, or request management or outside consultants to re-view, appropriate compensation policies for the directors serv-ing on the Board and its committees. This review may consider board compensation practices of other similar public companies, contributions to Board functions, service as committee chairs, and other appropriate factors.

B.   COMPENSATION POLICIES.
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     1.  Annual Retainer.
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        SJW Corp., San Jose Water Company, SJW Land Company, and
SJWTX Water, Inc. shall pay each of their directors who are not employed by SJW Corp. or any of its subsidiaries ("Non-Employee directors") annual retainers of $6,000, $16,000, $5,000 and $5,000, respectively.

     2.  Board and Committee Meetings Held In Person.
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         The meeting fees set forth in this section shall be
paid in connection with Board and Committee meetings held in person.

         The meeting fees for the Chairman of the Board of SJW
Corp., San Jose Water Company, SJW Land Company, and SJWTX Wa-ter, Inc. shall be $5,000, $5,000, $2,500 and $2,500, respec-
tively, for each Board meeting attended in person.

         The meeting fees for the Chairman of SJW Corp.'s Audit
Committee and the Chairman of the other SJW Corp. Board Commit-tees shall be $3,000 and $2,000, respectively, for each Commit-tee meeting attended in person.

         All other Non-Employee directors of SJW Corp. and San Jose Water Company shall be paid $1,000 for each Board or Com-mittee meeting attended in person and all other Non-Employee di-rectors of SJW Land Company and SJWTX Water, Inc. shall be paid $500 for each Board meeting attended in person.

     In the event a Non-Employee director attends an in-person Board or Committee meeting by telephone, he or she shall be en-titled to receive the meeting fees set forth above in this sec-tion for the first meeting attended by telephone in a calendar year and half of such meeting fees for subsequent meetings at-tended by telephone in the same calendar year.

     3.  Board and Committee Meetings Held Telephonically.
         ------------------------------------------------

     The meeting fees set forth in this section shall be paid in connection with Board and Committee meetings held telephoni-cally.

     The meeting fees for the Chairman of the Board of SJW
Corp., San Jose Water Company, SJW Land Company and SJWTX Water,
Inc. shall be $5,000, $5,000, $2,500 and $2,500, respectively, for each Board meeting attended.

     The meeting fees for the Chairman of SJW Corp.'s Audit Com-mittee and the Chairman of the other SJW Corp. Board Committees shall be $3,000 and $2,000, respectively, for each Committee meeting attended.

     All other Non-Employee directors of SJW Corp. and San Jose Water Company shall be paid $1,000 for each Board or Committee meeting attended and all other Non-Employee directors of SJW Land Company and SJWTX Water, Inc. shall be paid $500 for each Board meeting attended.

     4.  Other Meetings.
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     Non-Employee directors may also receive fees which shall be determined on a case-by-case basis by SJW Corp.'s Executive Com-pensation Committee and ratified by the Board, for attending ad-ditional meetings, which are not Board or Committee meetings, such as Board retreats, strategic planning meetings, or other programs organized by SJW Corp., San Jose Water Company, SJW
Land Company or SJWTX Water, Inc. ("Other Meetings").

     5.  Long-Term Incentive Plan.
         ------------------------

     Non-Employee directors may be eligible to participate in SJW Corp.'s Long-Term Incentive Plan, as amended ("LTIP"), and may also be eligible to participate in programs now or hereafter established thereunder, as more fully set forth in the LTIP and the programs established thereunder.

     6.  Director Pension Plan.
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     As more fully set forth in a resolution adopted by SJW
Corp.'s Board of Directors on September 22, 1999, when a direc-tor ceases to be a director, he or she shall receive a benefit equal to the annual retainer in effect at the time such director ceases to be a director (the "Director Pension Plan"). This benefit will be paid to the director, his beneficiary or his es-tate, for the number of years the director served on the Board up to a maximum of 10 years. Only Non-Employee directors who did not elect, in 2003, to have their existing Director Pension Plan benefits converted into deferred restricted stock pursuant to the Deferred Restricted Stock Program continue to participate in the Director Pension Plan. Directors who elected to convert their existing Director Pension Plan benefits into deferred re-stricted stock in 2003 and each Non-Employee director who com-mences Board service on or after April 29, 2003 shall not be eligible to participate in the Director Pension Plan.

II.  EXPENSE REIMBURSEMENT.
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All reasonable expenses incurred by a Non-Employee director in connection with his or her attendance at a SJW Corp., San Jose Water Company, SJW Land Company or SJWTX Water, Inc. Board Meet-ing, Committee Meeting or Other Meeting, which shall include the expense of traveling by non-commercial aircraft if within 1,000 miles of company headquarters and approved by the Chairman of the Board, and the expense of traveling first class for any travel within the United States, shall be reimbursed.

Adopted By the Board:  July 27, 2006

                                        /s/ Suzy Papazian
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                                        Suzy Papazian,
                                        Corporate Secretary